Exhibit 32.2

Certifications Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

I, Jeffery Wright, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of MedoveX Corp. on Form 10-K for the fiscal year ended December 31, 2016 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K as amended fairly presents, in all material respects, the financial condition and results of operations of MedoveX Corp.

Date: March 31, 2017

By:	/s/ Jeffery Wright
Name:	Jeffery Wright
Title:	Principal Financial and Accounting Officer

This certification accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of MedoveX Corp. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.